HONGKONG CHARTER INTERNATIONAL GROUP LIMITED
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	As of
	September 30, 2010	June 30, 2010
ASSETS

Current assets:
Cash and cash equivalents	$894,607	$2,786,069
Accounts receivable, net	1,431,010	1,148,177
Inventory	4,315,387	3,676,681
Other receivables, net	221,156	171,341
Value added tax recoverable	746,051	237,292
Advances to vendors	502,681	1,037,363
Prepaid expenses	82,367	52,037
Loan to non-related third parties	0	1,327,159

Total current assets	8,193,259	10,436,119

Property and equipment, net	370,614	310,280

Total Assets	$8,563,873	$10,746,399

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Short-term borrowings	$3,736,273	$3,686,554
Accounts payable	776,480	748,310
Advance from customers	280,580	103,978
Accrued expenses and other liabilities	12,397	10,462
Taxes payable	170,163	59,578
Due to related parties	3,351,555	5,936,768

Total current liabilities	8,327,448	10,545,650

Stockholders' equity
Commom Stock, $0.129 par value, 10,000 shares authorized, 1,000 shares issued and outstanding at September 30, 2010 and June 30, 2010	129	129
Additional paid in capital	144,568	144,568
Statutory reserves	1,567	0
Retained earnings	79,537	56,876
Accumulated other comprehensive loss	10,624	(824)

Total stockholders' equity	236,425	200,749

Total Liabilities and Stockholders' Equity	$8,563,873	$10,746,399

The accompanying notes are an integral part of these consolidated financial statements.

HONGKONG CHARTER INTERNATIONAL GROUP LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the three monthts ended September 30,
	2010	2009

Revenues
Automotive supplies revenue	$2,579,911	$800,358
Automotive maintenance service	182,382	229,530
Total revenues	2,762,293	1,029,888

Cost of revenues
Cost of supplies	2,221,670	739,194
Cost of maintenance service	10,943	14,816
Total cost of revenues	2,232,613	754,010

Gross profit	529,680	275,879

Selling, general and administrative expenses	423,556	255,422

Operating income	106,124	20,456

Other (income) expenses
Interest income	(452)	(17)
Interest expenses	52,607	0
Foreign currency exchange gain	(8,560)	0
Other expenses	3,961	2,057
Total other (income) expenses	47,556	2,040

Income before income taxes	58,568	18,416

Provision for income taxes	34,340	2,766

Net income	$24,228	$15,650

Other comprehensive income ( loss)
Foreign currency translation gain(loss)	11,447	113

Comprehensive income	$35,675	$15,763

Basic and diluted income per common share
Basic	$24.23	$15.65
Diluted	$24.23	$15.65

Weighted average common shares outstanding
Basic	1,000	1,000
Diluted	1,000	1,000

The accompanying notes are an integral part of these consolidated financial statements.

HONGKONG CHARTER INTERNATIONAL GROUP LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the three monthts ended September 30,
	2010	2009

Cash flows from operating activities
Net income	$24,228	$15,650
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	18,679	26,546
Allowance for doubtful accounts	(28,964)	7,633
Inventory allowance	9,972	0
Changes in assets and liabilities:
(Increase) decrease in -
Account receivables	(236,191)	(281,020)
Inventory	(592,322)	(183,097)
Other receivables	(49,772)	(227,859)
Value added tax recoverable	(499,749)	(13,081)
Prepaid expenses	(25,594)	(36,542)
Advance to vendors	542,367	36,416

Increase (decrease) in -
Accounts payable	17,870	84,110
Advance from customers	173,187	(13,245)
Accrued expenses and other liabilities	1,774	128,559
Taxes payable	108,521	(25,579)

Net cash used in operating activities	(535,994)	(481,510)

Cash flows from investing activities
Purchase of Property and Equipment	(74,184)	(159,523)
Proceeds from loan to non-related third parties	1,329,600	0
Net cash provided by (used in) investing activities	1,255,416	(159,523)

Cash flows from financing activities
Proceeds (payments) from (to) related parties	(2,634,648)	698,189

Net cash provided by (used in) financing activities	(2,634,648)	698,189

Effect of exchange rate changes on cash and cash equivalents	23,764	100

Net increase (decrease) in cash and cash equivalents	(1,891,462)	57,256

Cash and cash equivalents, beginning of period	2,786,069	96,883

Cash and cash equivalents, end of period	$894,607	$154,139

Supplemental disclosures of cash flow information:
Interest paid	$52,607	$0
Income taxes paid	$34,340	$2,766

The accompanying notes are an integral part of these consolidated financial statements.

HONGKONG CHARTER INTERNATIONAL GROUP LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
THREE MONTHS ENDED SEPTEMBER 30, 2010
(UNAUDITED)

	Common Stock		Additional Paid in	Statutory reserves	Retained	Accumulated Other
	Shares	Amount	Capital	(Note 1)	Earnings	Comprehensive Loss	Total

Balance at June 30, 2010	1,000	129	144,568	0	56,876	(824)	200,749

Net income for the period				1,567	22,661		24,228
Foreign currency translation adjustments					0	11,447	11,447

Balance at September 30, 2010	1,000	$129	$144,568	$1,567	$79,537	$10,624	$236,425

Note 1: accrued at 10% of accumulated profits

The accompanying notes are an integral part of these consolidated financial statements.

HONGKONG CHARTER INTERNATIONAL GROUP LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  ORGANIZATION AND BASIS OF PRESENTATION

Hongkong Charter International Group Limited, (“Hongkong Limited” or the “Company”), was incorporated in Hong Kong on August 21, 2009 and owns 100% of the issued and outstanding capital stock of Shanghai Vomart Auto Parts Co., Ltd. (“Shanghai Vomart”). Shanghai Vomart was incorporated in Shanghai, People’s Republic of China (“PRC”) in January 2008 with registered capital in amount of RMB 1,000,000 (in equivalent to $144,697). In 2008 and 2009, the Company established four wholly-owned subsidiaries: Shanghai Vomart Nanjing Branch, Ningbo Branch, Hangzhou Branch and Shijiazhuag Branch.  Currently, the Company owns thirty-seven (37) stores in nine (9) provinces and municipalities. Shanghai Vomart and its subsidiaries are engaged in automotive parts distribution and providing automotive maintenance services (which was temporarily suspended in August, 2010) in China. The Company distributes a broad selection of international brand names (such as Philips, Mahle, Denso, Bosch and Osram) as well as private label automotive replacement parts, such as accessories and maintenance items for cars, minivans, vans, sport utility vehicles, light trucks, and heavy-duty trucks. The typical products include batteries, brake pads, filters, oils and transmission fluid.

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

The accompanying unaudited condensed consolidated financial statements reflect all material adjustments consisting of only normal recurring adjustments which, in the opinion of management, are necessary for a fair presentation of results for the interim periods. Certain information and footnote disclosures required under accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission, although the Company believes that the disclosures are adequate to make the information presented not misleading.  These condensed consolidated financial statements should be read in conjunction with the Management’s Discussion and Analysis and the condensed consolidated financial statements and notes thereto included in Form 8-K as filed with the Securities and Exchange Commission on November 12, 2010.

The results of operations for the three months ended September 30, 2010 are not necessarily indicative of the results to be expected for the entire year or for any other period.

NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principle of consolidation

The accompanying condensed consolidated financial statements include the financial statements of the Company and its wholly-owned subsidiary, Shanghai Vomart and Shanghai Vomart’s four wholly-owned subsidiaries (the “PRC subsidiaries”). All significant inter-company transactions and balances between the Company and its subsidiaries are eliminated upon consolidation.

Use of estimates

In preparing the financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year. Significant estimates, required by management, include the recoverability of long-lived assets, the valuation of inventories, allowances for doubtful accounts and advances to suppliers, and useful lives for property and equipment. Actual results could differ from those estimates.

HONGKONG CHARTER INTERNATIONAL GROUP LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and cash equivalents

Cash equivalents include all short-term, highly liquid investments with an initial maturity of three months or less when purchased. All credit and debit card transactions that settle in less than seven days are also classified as cash and cash equivalents.

The Company maintains bank accounts in the PRC, which are not covered by insurance. The Company has not experienced any losses in such accounts and management believes it is not exposed to any risks on its cash in bank accounts.

Accounts receivable

Accounts receivables are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible amounts, as needed.

The Company uses the aging method to estimate the valuation allowance for anticipated uncollectible receivable balances. Under the aging method, bad debt percentages determined by management based on historical experience as well as current economic climate are applied to customers’ balances categorized by the number of months the underlying invoices have remained outstanding. The valuation allowance balance is adjusted to the amount computed as a result of the aging method. When facts subsequently become available to indicate that the allowance provided requires an adjustment, then the adjustment will be classified as a change in estimate. There were allowances of $8,394 and $36,316 for uncollectible amounts as of September 30, 2010 and June 30, 2010, respectively.

Inventories

Inventory is mainly composed of automotive parts and supplies. Inventories are stated at the lower of cost or market, as determined on a weighted average basis, or market. If inventory costs exceed expected market value due to obsolescence or quantities in excess of expected demand, the Company will record reserves for the difference between the cost and the market value. These reserves are recorded based on estimates and reflected in cost of sales. Inventory allowance as of September 30, 2010 and June 30, 2010, were $10,088 and $0, respectively.

Advances to vendors

Advances to vendors consist of balances paid to the Company’s suppliers but the service or goods have not been provided or received.  Advances to vendors are reviewed periodically to determine whether the carrying value has become impaired. The Company considers the assets to be impaired if the realization of the services and goods become doubtful.  There was no allowance as of September 30, 2010 and June 30, 2010.

HONGKONG CHARTER INTERNATIONAL GROUP LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and equipment

Property and equipment are recorded at cost less accumulated depreciation and any impairment losses.  The cost of an asset comprises of its purchase price and any directly attributable costs of bringing the asset to its working condition and location for its intended use.  Expenditure incurred after the fixed assets have been put into operation, such as repairs and maintenance and overhaul costs are expenses when incurred.

Any gain or loss on disposal or retirement of a fixed asset is recognized as the difference between the net sales proceeds and the carrying amount of the relevant asset. When property and equipment are retired or otherwise disposed of, the asset and accumulated depreciation are removed from the accounts and the resulting profit or loss is recognized.
Depreciation is computed using the straight-line method over the estimated useful lives of the assets.  Estimated useful lives of the assets are as follows:

Office equipment	3 years
Furniture and fixture	5 years
Automobiles	7 years

Impairment of long-lived assets

Long-lived assets, which include equipment, furniture and fixtures and automobiles, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the assets. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets.  Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. No impairment loss is recorded for the period ended September 30, 2010 and June 30, 2010.

Revenue recognition

The Company recognizes revenue when the following fundamental criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price to the customer is fixed or determinable and (iv) collection of the resulting receivable is reasonably assured.  Revenue is not recognized until title and risk of loss is transferred to the customer, which occurs upon delivery of goods, and objective evidence exists that customer acceptance provisions have been met.  Deposits or advance payments from customers prior to delivery of goods and passage of title of goods are recorded as advance from customers.

Cost of sales

Costs of sales include costs of the automotive parts sold and used, as well as inbound freight costs. Write-down of inventory to lower of cost or market is also recorded in cost of sales.

HONGKONG CHARTER INTERNATIONAL GROUP LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Selling, general and administrative expenses

Selling, general and administrative expenses consist primarily of salaries and commissions for sales representatives, salaries for administrative staffs, rent expenses, depreciation expense and employee benefits for administrative staffs.

Income taxes

The Company accounts for income tax under the provisions of Accounting Standards Codification (“ASC”) 740, “Accounting for Income Taxes”, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, whenever necessary, against net deferred tax assets when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Value added tax

The Company is subject to value added tax (“VAT”) at a 17% rate on the amount of goods sold or maintenance services provided. The amount of VAT liability is determined by applying the applicable tax rate to the invoiced amount of goods sold (output VAT) less VAT paid on purchases made with the relevant supporting invoices (input VAT). Under the commercial practice of the PRC, the Company paid VAT based on tax invoices issued. The tax invoices may be issued subsequent to the date on which revenue is recognized, and there may be a considerable delay between the date on which the revenue is recognized and the date on which the tax invoice is issued.

The VAT collected from sales is not revenue of the company, and is recorded as a liability on the balance sheet until such VAT is paid. The Company reports revenues net of PRC’s VAT for all periods presented in the consolidated statement of operations.

Foreign currency translation

The Company maintains books and records in its functional currency of the Renminbi (“RMB”), being the primary currency of the economic environment in which its operations are conducted.

HONGKONG CHARTER INTERNATIONAL GROUP LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

For financial reporting purposes, RMB has been translated into United States dollars (“USD”, “$”) as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of shareholders’ equity as “Accumulated other comprehensive income”. Gains and losses resulting from foreign currency translations are included in accumulated other comprehensive income.

Comprehensive income

Statement of Financial Accounting Standards (“FAS”) No. 130, “Reporting Comprehensive Income”, which was subsequently codified within ASC 220, “Comprehensive Income”, requires disclosure of all components of comprehensive income and loss on an annual and interim basis. Comprehensive income and loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Accumulated other comprehensive income arose from the changes in foreign currency exchange rates.

Fair value of financial instruments

The Company’s financial instruments include cash and cash equivalents, accounts receivable, advances to suppliers, other receivables, accounts payable, accrued expenses, and other loans payable. Management has estimated that the carrying amounts approximate their fair value due to the short-term nature.

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC 260 “Earning Per Share”.  ASC 260 requires companies with complex capital structures to present basic and diluted EPS.  Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period.  Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later, using the treasury stock method.  Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of accounts receivable and other receivables.  The Company does not require collateral or other security to support these receivables.  The Company conducts periodic reviews of its clients' financial condition and customer payment practices to minimize collection risk on accounts receivable.

HONGKONG CHARTER INTERNATIONAL GROUP LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

HONGKONG CHARTER INTERNATIONAL GROUP LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3. OTHER RECEIVABLES, NET

Other receivables are mainly composed of non-interest-bearing advances to employees and other non-related parties for the daily operation of business. As of September 30, 2010 and June 30, 2010, other receivable, allowances are $3,393 and $4,759.

NOTE 4. PROPERTY AND EQUIPMENTS

As of September 30, 2010 and 2009, the detail of property, plant and equipment was as follows:

	As of September 30, 2010	As of June 30, 2010
Office equipment	$107,456	$129,981
Furniture and fixture	79,710	44,414
Automobiles	280,068	217,148
Sub-total	467,234	391,543

Less: accumulated depreciation	(96,620)	(81,263)

Property, plant and equipment, net	$370,614	$310,280

Depreciation expense for the three months ended September 30, 2010 and 2009 was $18,679 and $26,546, respectively.

NOTE 5.  SHORT-TERM BORROWINGS

The Company has a loan payable in the amount of $1.49 million (in equivalent to RMB 10 million) to China Construction Bank, Qingpu Branch. The loan has one year term from May 31, 2010 to May 30, 2011 at a fixed interest rate of 5.31% per year. The loan is guaranteed by a non-related third party.

On June 23, 2010, the Company signed a loan contract with China CITIC Bank for the amount of approximately $2.24 million (in equivalent to RMB 15 million). The loan has one year term with a variable rate, which shall increase each quarter by a compound rate of 10% over the initial annual rate of 5.31%. The loan is guaranteed by Yi Ben Ma Group, an affiliated company. Mr. Anming Yu is the major shareholder of Yi Ben Ma Group.

(See note 8).

HONGKONG CHARTER INTERNATIONAL GROUP LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6. TAXES

Corporation income tax (“CIT”)

Hong Kong

The Company was incorporated in Hong Kong, and was subject to a current income tax rate of 16.5% to the estimated taxable income earned in or derived from Hong Kong during the period, if applicable.

People’s Republic of China (“PRC”)

The Company’s PRC subsidiaries are governed by the Income Tax Law of the PRC concerning the private-run enterprises, which are generally subject to tax at a new statutory rate of 25% on income reported in the statutory financial statements after appropriate tax adjustments.

Reconciliation of the differences between statutory tax rate and the effective tax rate

Reconciliation between total income tax expense / (benefit) and that amount computed by applying the PRC statutory income tax rate of 25% to income before taxes is as follows:

	For the three months ended September 30,
	2010	2009
Income before taxes	$58,568	$18,416
Computed income tax expenses, at 25% statutory rate	14,642	4,604
Effect of non-deductible expenses of operating branches	6,143	-
Effect of income tax timing difference	13,555	(1,838)
Accumulated income tax expense / (benefit)	34,340	2,766

For the three months ended September 30, 2010 and 2009, the Company and its PRC subsidiaries had a tax provision of $34,340 and $2,766 respectively.

HONGKONG CHARTER INTERNATIONAL GROUP LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7.  STATUTORY SURPLUS RESERVES

According to relevant PRC laws, companies registered in PRC are required to allocate at least 10% of their after-tax net income determined under GAAP in the PRC to a statutory surplus reserve account until the reserve account balance reaches 50% of the company’s registered capital. The amount of Vomart’s net assets that may not be transferred to the parent company in the form of dividends is $72,349 (50% of registered capital) due to this restriction. Distribution of dividends to overseas shareholders may be subject to approval of some Chinese government agencies, such as Foreign Exchange Administrative Authorities or tax authorities, etc.

The Company’s subsidiaries in PRC did not set aside the statutory surplus reserve for the years ended June 30, 2010 and 2009. However, the Company has started to set aside such reserve funds starting from the quarter ended September 30, 2010 for the subsidiaries in PRC, and will continue to set aside such reserve when we have accumulated profits until the reserve fund balance reaches 50% of our PRC subsidiaries’ registered capital.

NOTE 8.  RELATED PARTY TRANSACTIONS

As of September 30, 2010 and June 30, 2010, the Company had payable to related parties as follows:

	As of September 30, 2010	As of June 30, 2010
Yi Ben Ma Group	$3,325,023	$5,812,215
Anming Yu	(26,120)	72,525
Zhoufeng Shen	52,652	52,028

Total	$3,351,555	$5,936,768

Yi Ben Ma Group is an affiliated company, one of the major suppliers of the Company. Mr. Anming Yu is the shareholder of Yi Ben Ma Group.  Mr. Zhoufeng Shen is the Chief Executive Officer of the Company. These related party payables are used by the Company as operating capital. The payables are generally unsecured, non-interest bearing and due upon demand.

For the three months ended September 30, 2010 and 2009, the Company also had purchase transactions with Yi Ben Ma Group as follows:

	For the three months ended September 30,
	2010	2009
Purchases from Yi Ben Ma Group	$1,220,457	$353,956

HONGKONG CHARTER INTERNATIONAL GROUP LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8.  RELATED PARTY TRANSACTIONS (CONTINUED)

Yi Ben Ma group supports the Company’s development plan by providing working capital. On May 10, 2008, Vomart obtained a three-year line of credit from YBM amounting to approximately $7.5 million (RMB 50 million). This line of credit is unsecured, non-interest bearing and due upon demand. As of September 30, 2010, the balance of borrowings from YBM was $3.3 million (RMB 22.2 million). The unused line of credit as of September 30, 2010 was $4.2 million (RMB 27.8 million) (See Note 5).

NOTE 9. MAJOR VENDORS

The Company purchased inventories from various vendors.  For the three-month period ended September 30, 2010, the Company purchased 28% of its total purchases from Yi Ben Ma Group and 23% and 15% from other two major vendors.  For the three-month period ended September 30, 2009, the Company purchased 28% of its total purchases from Yi Ben Ma Group and 22%, 12% and 10% from other three major vendors.

NOTE 10. COMMITMENTS

Pursuant to a Labor Contract, dated October 21, 2010, Vomart employed Zhoufeng Shen as its Chief Executive Officer at an annual Salary of RMB 96,000, an approximately $14,000. The term of employment will expire on January 1, 2013.

The Company leases office spaces in Shanghai, Hangzhou, Nanjing, Ningbo and Shijiazhuang in China to provide sales of automotive parts and maintenance services business. These lease agreements will expire though May 2013.

The minimum obligations under such commitments (unless otherwise stated) for the period ended June until their expiration are summarized below:

Year	Amount
2011	$93,661
2012	33,060
2013	17,936
Total	$144,657

Rent expense for the three month ended September 30, 2010 and 2009 was $29k and $10k respectively.